Exhibit 5.17

201 County Court Blvd., Suite 401, Brampton, Ontario, L6W 4L2 Ph: 905-595-0575 Fax: 905-595-0578 www.peconsulting.caCONSENT OF EXPERTApril 9, 2020United States Securities and Exchange CommissionRe: Registration Statement on Form F-10 (the “Registration Statement”) of Endeavour Silver Corp. (the “Company”)To whom it may concern,The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:“NI 43-101 Technical Report: Updated Technical Report for the Terronera Project, Jalisco State, Mexico” effective February 12, 2019 and dated April 30, 2019.Dated: April 9, 2020D. Gregory Robinson, P.Eng., MBA Lead Associate Mine Engineer